UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2601 Fourth Avenue, Suite 500
Seattle, Washington 98121
(Address of principal executive offices, including zip code)

(206) 801-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2008, Biomira Management Inc., or Biomira Management, our direct wholly-owned subsidiary, entered into an Amended and Restated License Agreement, or the New License Agreement, with Merck KGaA of Darmstadt, Germany, or Merck KGaA, pursuant to which the parties thereto amended and restated each of (1) the Amended and Restated Supply Agreement, effective March 1, 2006, by and between parties to the New License Agreement, or the Supply Agreement and (2) the Amended and Restated Collaboration Agreement, effective March 1, 2006, by and between parties to the New License Agreement, or the Collaboration Agreement.

Pursuant to the New License Agreement, (1) Biomira Management licensed to Merck KGaA the right to manufacture Stimuvax® in return for an upfront payment of approximately $10.5 million, (2) the royalties rates on net sales to which we are entitled if Stimuvax® is commercialized have been reduced by an amount consistent with the estimated costs of goods, manufacturing scale up costs and certain other expenses assumed by Merck KGaA, (3) the steering committee, consisting of our representatives and representatives of  Merck KGaA, responsible for the clinical testing, development and manufacture of Stimuvax® has been abolished, (4) we are entitled to certain information rights with respect to clinical testing, development and manufacture of Stimuvax®, (5) if we intend to license the development or marketing rights to BGLP40, one of our pre-clinical compounds,  Merck KGaA will have a right of first negotiation with respect to such rights, and (6) each of the milestone payments previously payable to us pursuant to the terms of the Collaboration Agreement and Supply Agreement are payable pursuant to the terms of the New License Agreement. There were no other material amendments to the terms of the Collaboration Agreement.

In connection with the entry into the New License Agreement, we, Biomira Management, and Oncothyreon Canada Inc., our indirect wholly-owned subsidiary, or Oncothyreon Canada and, together with Biomira Management, the sellers, Merck KGaA and EMD Serono Canada Inc., an affiliate of Merck KGaA, or EMD Serono and together with Merck KGaA, the buyers, entered into an Asset Purchase Agreement dated December 18, 2008, or the Asset Purchase Agreement, pursuant to which the sellers sold to the buyers certain assets related to the manufacture of, and inventory of, Stimuvax®, placebo and raw materials,  and the buyers agreed to assume certain liabilities related to the manufacture of Stimuvax® and our obligations related to the lease of our Edmonton, Alberta, Canada facility.  The aggregate purchase price paid by the buyers pursuant to the terms Asset Purchase Agreement consists of approximately U.S. $2.5 million, for aggregate consideration payable to us in connection with the New License Agreement and the Asset Purchase Agreement of approximately $13.0 million.

In connection with the transactions contemplated by the Asset Purchase Agreement, each of us, Oncothyreon Canada and Biomira Management agreed to indemnify the buyers from losses arising from breaches of representations, warranties and covenants and from certain excluded liabilities that are retained by Biomira Management pursuant to the terms of the Asset Purchase Agreement; provided that, subject to certain exceptions, neither EMD Serono nor Merck KGaA shall be entitled to such indemnification unless and until the aggregate amount of such losses exceeds $50,000 and that the maximum amount recoverable shall not exceed $1.5 million.

In addition, in connection with the transactions contemplated by the Asset Purchase Agreement, 43 of our 52 employees based at our Edmonton, Alberta, Canada facility have been offered employment with EMD Serono.

A copy of each of the New License Agreement and the Asset Purchase Agreement will be filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2008. A press release was issued by us on December 18, 2008 regarding the execution of the New License Agreement and Asset Purchase Agreement, among other things, which is attached hereto as Exhibit 99.1.

Item 2.05	Costs Associated with Exit or Disposal Activities.

In connection with the transactions described in “Item 1.01—Entry into a Material Definitive Agreement” above, the employment of the remaining eight employees at our Edmonton, Alberta, Canada facility, and the executives identified in “Item 5.02—Departure of Certain Officers” below will be terminated. The employment of six of the eight employees and executive officers identified below will terminate on December 31, 2008, and the employment of the remaining two employees will terminate on January 31, 2009. We expect that we will incur an estimated $800,000 in severance costs in connection with the termination of such persons from employment with us. Approximately $120,000 of the severance costs will be paid prior to December 31, 2008, with the remaining amount paid over the following 18 months.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 18, 2008, we issued a press release announcing that, in connection with the transactions described above, Edward Taylor, Vice President and Chief Financial Officer and Rao Koganty, Ph.D., Vice President and Head of Synthetic Biologics will be departing the company, effective December 31, 2008.  In connection with the departures of Messrs. Taylor and Koganty, we expect to incur aggregate severance costs of approximately $700,000. Our severance obligations to Messrs. Taylor and Koganty are described in greater detail in our Definitive Proxy on Schedule 14A, filed with the Securities and Exchange Commission on April 29, 2008, the applicable portions of which are incorporated herein by reference.

(c) On December 18, 2008, Shashi Karan, age 54, was appointed as our principal financial officer and principal accounting officer, effective January 1, 2009. Mr. Karan has served as our controller since April 1, 2008. Prior to joining us, from 2006 to 2007, Mr. Karan acted as a consultant, providing financial and accounting advice to various clients, with a focus on publicly-traded companies. From 2001 to 2005, Mr. Karan was vice president of finance of MusicNet Inc., a private online media company. From 1992 to 2000, Mr. Karan was senior director and corporate controller of Pathogenics Corporation, a publicly-traded biotechnology company. Mr. Karan has been certified as a CPA in the State of Washington and received a B.A. (with honors) in economics from Leeds University, United Kingdom, and an M.S. in accounting from Long Island University and an M.S. in tax from Golden Gate University

A press release was issued by us on December 18, 2008 regarding certain personnel changes, among other things, which is attached hereto as Exhibit 99.2.

Item 7.01	Regulation FD Disclosure.

On December 18, 2008, we issued a press release providing forward-looking financial guidance regarding our expected cash and cash equivalents as of December 31, 2008 and cash used in operations for 2009, which press release is attached hereto as Exhibit 99.2.

The information provided under Item 7.01 in this Current Report on Form 8-K and under the caption “Financial Guidance” in Exhibit 99.2 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1           Press Release, dated December 18, 2008, announcing the execution of the New License Agreement and Asset Purchase Agreement

99.2           Press Release, dated December 18, 2008, announcing certain personnel changes and financial guidance

SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Robert L. Kirkman, M.D.
Robert L. Kirkman, M.D.
Chief Executive Officer and President

Date: December 22, 2008

EXHIBIT INDEX

99.1           Press Release, dated December 18, 2008, announcing the execution of the New License Agreement and Asset Purchase Agreement

99.2           Press Release, dated December 18, 2008, announcing certain personnel changes and financial guidance